EXECUTION COPY


                COMMON STOCK PURCHASE AGREEMENT


     THIS COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is made andentered into as of July 6, 1997, by and among ACACIA RESEARCH CORPORATION, a California corporation (the "Purchaser"),
H. LEE BROWNE, an individual ("Browne"), and DAVID H. SCHMIDT, an individual ("Schmidt" and, together with Browne, the Sellers").

                              R E C I T A L S:

      WHEREAS, the Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, shares of the Common Stock, $0.001 par value, of Soundview Technologies
Incorporated, a Delaware corporation ("Soundview"), for the consideration set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein, and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

                            ARTICLE 1

                   PURCHASE AND SALE OF SHARES

      1.1  Purchase and Sale.  On the basis of the
representations, warranties, covenants, and agreements, and subject to the satisfaction or waiver of the terms and conditions, set forth herein, Browne agrees to sell to the Purchaser and the Purchaser agrees to purchase from Browne 1,312,500 shares of Common Stock (the "Browne Shares") and Schmidt agrees to sell to the Purchaser and the Purchaser agrees to purchase from Schmidt 1,312,500 shares of Common Stock (the "Schmidt Shares" and, together with the Browne Shares the "Soundview Shares") for an aggregate purchase price as follows:

          (i) $250,000, paid in cash by the Purchaser to Browne at the Closing;

          (ii) $250,000, paid in cash by the Purchaser to Schmidt at the Closing;

         (iii) 200,000 shares of common stock, no par value, of the Purchaser, issued in the name of Browne within 5 business days of the Closing ("Browne's Acacia
               Shares");

          (iv) 200,000 shares of common stock, no par value, of the Purchaser, issued in the name of Schmidt within 5 business days of the Closing ("Schmidt's Acacia Shares" and, together with Browne's Acacia Shares, the "Acacia Shares");

          (v) a non-recourse promissory note in the aggregate principal amount of $450,000, made by Purchaser in favor of Browne (the "Browne Note") along with the Pledge Agreement in the form of Exhibit A; and

          (vi) a non-recourse promissory note in the aggregate principal amount of $450,000, made by Purchaser in favor of Schmidt (the "Schmidt Note" and, together with the Browne Note, the "Notes") along with the Pledge Agreement in the form of Exhibit A.

     1.2 The Closing of Purchase and Sale of Common Stock. Such purchase and sale shall take place at a closing (the "Closing") to be held at the offices of Purchaser, 12 South Raymond Avenue, Pasadena, California 91105, on July 6, 1997 at 10:00 a.m., or on such other date and at such time as may be mutually agreed upon. At the Closing, the Sellers will convey and deliver one or more certificates, duly endorsed for transfer to Purchaser, evidencing the Soundview Shares against two checks, each in the amount of $250,000, payable to each of Browne and Schmidt, and the Notes and related Pledge Agreements, in payment of the purchase price for the Soundview Shares. In addition, at the Closing (i) each party hereto shall have entered into the Amended and Restated Stockholders' Agreement in the form set forth as Exhibit B hereto, and (ii) Soundview, on the one hand, and each of Browne and Schmidt, on the other hand, shall have entered into the Employment Agreements in the form set forth in Exhibits C and D, respectively.

     1.3 Purchaser's Buy-Back Rights. In the event that any Soundview Shares are held by either Seller following Purchaser's failure to make timely payments under either Note, Purchaser may, at any time prior to March 1, 1998, repurchase any such Soundview Share from such Seller at a price equal to the unpaid balance of such Note as of November 1, 1997 plus an amount equal to 1.5% of such unpaid balance multiplied by the number of months (and any fraction thereof) from November 1, 1997 through the date of such payment, divided by the number of Soundview Shares released to Sellers pursuant to the terms of the Pledge Agreement.

                              ARTICLE 2

                   REPRESENTATIONS BY PURCHASER


          Purchaser represents that:

     2.1  Authorization.

               (i) Purchaser is duly authorized to execute and deliver this Agreement and all other agreements and instruments executed in connection herewith;

               (ii) Purchaser is a duly organized and validly existing corporation in good standing under the laws of the State of California and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as proposed to be conducted. Purchaser is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions in which the nature of the respective business conducted or property owned by it makes such qualification necessary.

               (iii) this Agreement and such other agreements and instruments constitute the valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms;

               (iv) the execution, delivery and performance of this Agreement will not breach, violate or conflict with any agreement to which Purchaser is a party or is bound; and this Agreement and each other agreement contemplated hereby constitute the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms;

               (v) Purchaser is not in breach of, or default under, its Articles of Incorporation or Bylaws, or any material contract to which it is a party; and

               (vi) no consent or approval of any Person is required in connection with the execution, delivery and performance of this Agreement and such other agreements and instruments by Purchaser which has not heretofore been obtained.

     2.2 Acacia Shares. The Acacia Shares have been duly authorized, are validly issued and are fully paid and nonassessable.

     2.3 Investment.Purchaser is acquiring the Soundview Shares for investment for its own account, and not with the view to, or for resale in connection with, any "distribution" of all or any portion thereof within the meaning of the Securities Act. Purchaser understands that the Soundview Shares to be purchased hereunder have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of Purchaser's investment intent and the accuracy of Purchaser's representations as expressed herein. Purchaser also represents that it has not been organized solely for the purpose of acquiring the Soundview Shares. Purchaser acknowledges that the Soundview Shares being purchased hereunder must be held indefinitely unless the transfer thereof is registered under the Securities Act or unless an exemption from such registration is available.

     2.4  Accuracy of Information.   Except as otherwise
disclosed to Sellers, as of the date hereof, all of Purchaser's reports filed with the Securities and Exchange Commission under the Exchange Act comply in all material respects with all applicable requirements, and all information made publicly available by Purchaser in such reports is true and complete in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement therein not misleading.

     2.5 Other. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim upon or against Sellers for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser and Purchaser agrees to indemnify and hold Soundview harmless against any such commissions, fees or other compensation.

                             ARTICLE 3

             REPRESENTATIONS AND WARRANTIES OF SELLERS

      Browne represents and warrants that:

     3.1 Good and Marketable Title. Browne has, and at the Closing Purchaser will receive, good and marketable title to the Browne Shares, free and clear of all liens, claims, security interests, charges and encumbrances (other than those imposed by the Pledge Agreement or the Stockholders' Agreement).

     3.2 Authority; Enforceable Agreements. Browne has full legal capacity and authority to enter into this Agreement and each other agreement contemplated hereby to which such Browne is a party; the execution, delivery and performance of this Agreement will not breach, violate or conflict with any agreement to which Browne is a party or is bound; and this Agreement and each other agreement contemplated hereby constitutes the legal, valid and binding obligation of Browne, enforceable against Browne in accordance with its terms.

     Schmidt represents and warrants that:

     3.3 Good and Marketable Title. Schmidt has, and at the Closing Purchaser will receive, good and marketable title to the Schmidt Shares, free and clear of all liens, claims, security interests, charges and encumbrances (other than those imposed by the Pledge Agreement or the Stockholders' Agreement).

     3.4 Authority; Enforceable Agreements. Schmidt has full legal capacity and authority to enter into this Agreement and each other agreement contemplated hereby to which Schmidt is a party; the execution, delivery and performance of this Agreement will not breach, violate or conflict with any agreement to which Schmidt is a party or is bound; and this Agreement and each other agreement contemplated hereby constitutes the legal, valid and binding obligation of Schmidt, enforceable against Schmidt in accordance with its terms.

     Sellers jointly and severally represent and warrant that:

     3.5 Material Contracts. Schedule 3.5 contains an accurate and complete list of all contracts, agreements, licenses, instruments and understandings (whether or not in writing) to which either Seller or Soundview is a party or is bound and that are material to the business, assets, financial condition or results of operations of Soundview. Without limiting the generality of the foregoing, such list includes all such contracts, agreements, licenses and instruments: (a)providing for payments of more than $25,000; (b)with any Affiliate; (c)for the employment or retention or any director, officer, employee, agent, shareholder, consultant or advisor; and (d)in the nature of a profit sharing, bonus, stock option, stock purchase, pension, deferred compensation or retirement, severance, hospitalization, insurance or other plan or contract providing benefits to any person or former director, officer, employee, agent, shareholder, consultant or advisor or such persons' dependents, beneficiaries or heirs. True and correct copies of all items so listed in Schedule 3.5 have been provided to Purchaser.

     3.6 Litigation. There is no litigation or governmental proceeding or investigation pending, or threatened against Soundview affecting any of its properties or assets, or against any officer, key employee or the shareholders of Soundview that might result in any adverse change in the business, operations, affairs or conditions of Soundview or that might call into question the validity of this Agreement, any of the Soundview Shares or any of the transaction contemplated hereby, nor has there occurred any event, nor does there exist any condition, on the basis of which any litigation, proceeding or investigation might properly be instituted.

     3.7 No Brokers or Finders. Sellers owe no commission, fee or other compensation to any Person as a finder or broker as a result of the transactions contemplated by this Agreement.

     3.8 Capitalization; Status of Capital Stock. Soundview is duly organized and existing under the laws of the State of Delaware and is in good standing in Delaware and duly qualified to do business in Connecticut. Soundview has a total authorized capitalization consisting of 75,000,000 shares of Common Stock, $.001 par value, of which 7,500,000 shares are issued and outstanding. No amendment to the Certificate of Incorporation has been filed or approved by the Board of Directors. All of the outstanding shares of capital stock of Soundview have been duly authorized, are validly issued and are fully paid and nonassessable and have not been issued in violation of any Person's preemptive rights. The Soundview Shares are duly authorized, validly issued and fully paid and nonassessable free and clear of all liens and encumbrances. There are no options, warrants or rights to purchase shares of capital stock or other securities of Soundview authorized, issued or outstanding, nor is Soundview obligated in any other manner to issue shares of its capital stock or other securities.

     3.9 Assets and Liabilities. At the date hereof, Soundview has at least $350,000 of cash and cash equivalents and total liabilities at such date (contingent, accrued or otherwise) do not exceed $50,000.

     3.10 Compliance with Law. Soundview is organized and has conducted its businesses in accordance with all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could (individually or when aggregated with all other such non-compliances) materially adversely affect its business or condition, financial or otherwise, except non-compliance being contested in good faith through appropriate proceedings, so long as Soundview has established sufficient reserves, if any, with respect to such items.

     3.11 Absence of Changes. Since December 31, 1996, there has been no event or condition of any character relating to Soundview which materially adversely affects its business, properties, condition (financial or otherwise), results of operations or prospects.

     3.12 Patents, Copyrights and Trademarks. Soundview has sufficient title to and ownership of all necessary patents, licenses, trademarks, service marks, trade names, copyrights, trade secrets, inventions, franchises, computer software and other proprietary rights, including those with respect to the Patent, necessary for its businesses as now conducted, or as presently proposed to be conducted, without any conflict with or infringement of, the rights of others. Schedule 3.12 lists all patents, licenses, trademarks, service marks, trade names, copyrights, trade secrets, inventions, franchises, computer software and other proprietary rights in which Soundview has an interest and the nature and extent of such interest. To Sellers' knowledge, Soundview has not violated any intellectual property rights of any other person or entity. To Sellers' knowledge, there is no third party which is infringing upon or violating any of the intellectual property rights of Soundview. Soundview has not granted any license or option or conferred any commercial rights to any third parties with respect to the use of its proprietary information.

     3.13 Investment. Each Seller is acquiring the Acacia Shares for investment for his own account, and not with the view to, or for resale in connection with, any "distribution" of all or any portion thereof within the meaning of the Securities Act. Each Seller understands that the Acacia Shares to be acquired hereunder have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of each Seller's investment intent and the accuracy of each Seller's representations as expressed herein. Each Seller acknowledges that the Acacia Shares being acquired hereunder must be held indefinitely unless the transfer thereof is registered under the Securities Act or unless an exemption from such registration is available, and that each share certificate representing Acacia Shares shall bear a legend setting forth the restrictions on the transfer thereof. Each Seller is an "accredited investor" as defined in Rule 501 under the Securities Act.

     3.14 Rule 144. Each Seller acknowledges that he is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement, subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about Acacia, the resale occurring after the expiration of minimum holding periods after a party has purchased and paid for the security to be sold, the sale being affected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations (except as provided in Rule 144(k)).

     3.15 Certain Transactions.  Other than as set forth on
Schedule 3.15, there are no transactions, agreements or obligations between Soundview, on the one hand, and its officers, directors or shareholders (including the Shareholder), or their immediate family members or other associates or affiliates, on the other hand, and no such person is an interested party to any contract of Soundview or holds a direct or indirect ownership interest in any business or corporation which competes with Soundview.

                              ARTICLE 4

          REGISTRATION RIGHTS WITH RESPECT TO ACACIA SHARES

      4.1  Registration Rights.

     (a) Registration. The Purchaser will file a Registration Statement with the Securities and Exchange Commission (together with any other federal agency at the time administering the Exchange Act or the Securities Act of 1933, the "Commission") for the resale of the Acacia Shares within thirty days of the date hereof. Subject to the provisions of this Agreement, the Purchaser shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as promptly as shall be practicable. Purchaser shall use its best efforts to keep such Registration Statement in effect until Sellers have sold or otherwise distributed all Acacia Shares or until such Acacia Shares may be traded without restriction
pursuant to paragraph (k) of Rule 144, if applicable.   Purchaser
acknowledges and agrees that time is of the essence with respect to the liquidity of the Acacia Shares. Sellers shall promptly notify the Purchaser of the proposed manner of sale of any Acacia Shares to be sold pursuant to such Registration Statement other than in an unsolicited brokers' transactions including only usual and customary brokers' commissions. Seller shall not undertake any such transactions other than unsolicited brokers' transactions including only usual and customary brokers' commissions unless (i) Seller shall have furnished all information required to be disclosed in any related prospectus supplement, and (ii) Seller shall have agreed in writing to bear all costs of registration and related expenses (including attorneys' fees) in excess of $5,000.

     (b) Suspension of Effectiveness. The Purchaser's obligations under Section 4(a) above shall not restrict its ability to suspend the effectiveness of, or direct the Sellers not to offer or sell securities under, the Registration Statement, at any time, for such reasonable period of time which the Purchaser believes is necessary to prevent the premature disclosure of any events or information having a material effect on the Purchaser. In addition, the Purchaser shall not be required to keep the Registration Statement effective, or may, without suspending such effectiveness, instruct the Sellers not to sell such securities, during any period during which the Purchaser is instructed, directed, ordered or otherwise requested by any governmental agency or self-regulatory organization to stop or suspend such trading or sales.

     (c) Holdback Agreement. In the event of any filing of a prospectus supplement or the commencement of an underwritten public distribution of the Purchaser's Common Stock under a registration statement on or after the earlier to occur of (i) payment of all principal of and interest on the Notes, and (ii) April 15, 1998, the Sellers agree not to effect any public sale or distribution of the Purchaser's Common Stock, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during a period designated by the Purchaser in a written notice duly given to the Sellers, which period shall commence approximately 14 days prior to the effective date of any such filing of such prospectus supplement or the commencement of such underwritten public distribution of such Common Stock under a Registration Statement and shall continue for up to 134 consecutive days; provided, however, that Sellers shall be afforded "piggy-back" registration rights allowing participation in such underwritten public distribution (which shall be customary and usual "piggy-back" rights, limited in scope by the underwriter's reasonable cut-backs and other reasonable restrictions) in the event that any sale or distribution of Purchaser's Common Stock is restricted pursuant to this Section 4.1(c) prior to the second anniversary of the earlier to occur of
(i) payment of all principal of and interest on the Notes, and
(ii) April 15, 1998. The terms of such "piggy-back" registration rights shall be negotiated in good faith by the parties hereto immediately following the execution of this Agreement and memorialized in a written agreement.

     (d) Registration Procedures. Except as otherwise expressly provided herein, in connection with any registration of Acacia
Shares pursuant to this Agreement, the Purchaser shall:

          (i) furnish to the Sellers copies of such Registration Statement and such other documents as proposed to be filed (including copies of any document to be incorporated by reference therein), and thereafter furnish to the Sellers such number of copies as may be reasonably requested in writing by the Sellers of such Registration Statement, each amendment and supplement thereto (including copies of any document to be incorporated by reference therein), including all exhibits thereto, the prospectus included in such registration statement (including each preliminary prospectus), and, promptly after the effectiveness of a Registration Statement, the definitive final prospectus filed with the Commission;

            (ii) notify the Sellers, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such Registration Statement (including any document to be incorporated by reference therein) contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of the Sellers, the Purchaser shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Acacia Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to the Sellers any such supplement or amendment; and

          (iii) notify the Sellers promptly, and (if requested by any such Person) confirm such advice in writing, (1) when the Registration Statement, the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,
    (2) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose and the Purchaser shall promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued and (3) of the receipt by the Purchaser of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Acacia Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

     The Purchaser may require the Sellers to furnish to the Purchaser such information regarding themselves and the distribution of such Acacia Shares as the Purchaser may from time to time reasonably request in writing and such other information as may be legally required in connection with such registration. The Sellers agree, by their acquisition of Acacia Shares and its acceptance of the benefits provided to it hereunder, to furnish promptly to the Purchaser all information required to be disclosed in order to make any previously furnished information not materially misleading.

     The Sellers agree, in connection with any disposition of Acacia Shares, to comply with all applicable prospectus delivery requirements of the Commission. The Sellers further agree that upon receipt of any notice from the Purchaser of the happening of any event of the kind described herein requiring the cessation of the distribution of a prospectus or the distribution of a supplemented or amended prospectus, the Sellers will forthwith discontinue disposition of Acacia Shares pursuant to the Registration Statement covering such Acacia Shares until the Sellers' receipt of the copies of the supplemented or amended prospectus contemplated by this Agreement, or until it is advised in writing by the Purchaser that the use of the prospectus may be resumed, and, if so directed by the Purchaser, the Sellers will deliver to the Purchaser (at the Purchaser's expense) all copies, other than permanent file copies then in the Sellers' possession, of the prospectus covering such Acacia Shares current at the time of receipt of such notice.

     (e) Registration Expenses. All expenses incident to the Purchaser's performance of or compliance with the registration of shares pursuant to this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel of the Purchaser in connection with "blue sky" qualifications of the Acacia Shares), fees and expenses associated with filings required to be made with the National Association of Securities Dealers, Inc., and with listing on any national securities exchange or exchanges in which listing may be sought, printing expenses, messenger and delivery expenses, fees and expenses of counsel for the Purchaser and its independent certified public accountants, securities acts liability insurance (if the Purchaser elects to obtain such insurance), the fees and expenses of any special experts retained by the Purchaser in connection with such registration, and fees and expenses of other persons retained by the Purchaser (all such expenses being herein called "Registration Expenses") will be borne by the Purchaser; provided that in no event shall Registration Expenses payable by the Purchaser include any (i) underwriting discounts, commissions, or fees attributable to the sale of Acacia Shares, (ii) fees and expenses of any counsel, accountants, or other persons retained or employed by the Sellers, or (iii) transfer fees, if any.

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

                               ARTICLE 5

                              DEFINITIONS

      5.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Agreement" means this Common Stock Purchase Agreement, including all Exhibits and Schedules, as from time to time amended and in effect between the parties hereto.

          "Closing" shall have the meaning assigned to that term in Section 1.2 of this Agreement.

          "Common Stock" means Soundview's Common Stock, $.001 par value.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other Federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

          "Patent" means United States patent number 4,554,584.

          "Person" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

          "Pledge Agreements" means the Pledge Agreements, each dated as of the date hereof, between Purchaser, on the one hand, and each of Browne and Schmidt, on the other hand, in the form set forth in Exhibit A.

          "Purchaser" means Acacia Research Corporation, a
California corporation, and its successors and assigns.

          "Registration Statement" means the registration statement or comparable document under Securities Act through which a public sale or disposition of the Acacia Shares may be registered, including the prospectus, amendments and supplements to such registration statement, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other Federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

          "Soundview" means Soundview Technologies Incorporated, a Delaware corporation, and its successors and assigns.

          "Soundview Shares" shall have the meaning assigned to that term in Section 1.1 of this Agreement.

          "Stockholders' Agreement" means the Stockholders'
Agreement, dated as of the date hereof, among Soundview, the Sellers and Purchaser, in the form set forth in Exhibit B.

          "Subsidiary" or "Subsidiaries" means any corporation, 50% or more of the outstanding voting stock of which shall at the time be owned by Soundview or by one or more Subsidiaries, or any other entity or enterprise, 50% or more of the equity of which shall at the time be owned by Soundview or by one or more Subsidiaries.

                           ARTICLE 6

                         MISCELLANEOUS

      6.1 No Waiver; Cumulative Remedies. No failure or delay on the part of Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     6.2 Amendments, Waivers and Consents. Any provision in this Agreement to the contrary notwithstanding, no changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may not be omitted or waived, without the prior written consent of the parties. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     6.3 Addresses for Notices, etc. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, by certified or registered mail, or telegraphed or delivered to the applicable party at the addresses indicated below:

     If to Purchaser:

               Acacia Research Corporation
               12 South Raymond Avenue
               Pasadena, California 91105
               Attention:  Paul R. Ryan, President

     with a copy to:

               O'Melveny & Myers LLP
               400 South Hope Street
               Los Angeles, California 90071
               Attention:  D. Stephen Antion, Esq.

      If to Schmidt:

               David H. Schmidt
               Two Soundview Drive
               Greenwich, Connecticut 06830

     If to Browne:

               H. Lee Browne
               Two Soundview Drive
               Greenwich, Connecticut 06830

     with a copy to:

               Finn, Dixon & Herling LLP
               One Landmark Square
               Stamford, Connecticut 06901
               Attention:  Brett Dixon, Esq.

     6.4 Costs, Expenses and Taxes. Each party shall pay its own fees in connection with the investigation, preparation, execution and delivery of this Agreement and other instruments and documents to be delivered hereunder and the transactions contemplated hereby and thereby. In addition, Sellers shall pay any and all material stamp and other taxes payable or determined to be payable by Sellers in connection with the execution and delivery of this Agreement and other instruments and documents to be delivered hereunder or thereunder, and agrees to save Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and filing fees. In the event of any controversy, claim or dispute among the parties hereto arising out of or relating to this Agreement, or any breach hereof, the prevailing party shall be entitled to recover from the losing party reasonable attorney's fees, expenses and costs.

     6.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Sellers and the Purchaser and their respective successors and assigns.

     6.6 Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof for a period of three (3) years from the date of this Agreement.

     6.7 Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

     6.8 Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

     6.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

     6.10 Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     6.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     6.12 Further Assurances. From and after the date of this Agreement, upon the reasonable request of Purchaser, the Sellers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the transactions contemplated hereby.


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     IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              ACACIA RESEARCH CORPORATION

                              By: /s/ KATHRYN KING-VAN WIE
                                 Kathryn King-Van Wie
                                 Chief Operating Officer



                                  /s/ H. LEE BROWNE
                              H. LEE BROWNE, Individually




                                  /s/ DAVID H. SCHMIDT
                              DAVID H. SCHMIDT, Individually


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